As filed with the Securities and Exchange Commission on March 9, 1994

Exhibit Index on Page No. II-8            Registration No. 33-_______
________________________________________________________________________


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                    ____________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933

                    ____________________

                         HUMANA INC.
   (Exact name of registrant as specified in its charter)


          Delaware                               61-0647538
     (State or other jurisdiction of         (I.R.S. Employee
     incorporation or organization)          Identification No.)


                    500 West Main Street
                 Louisville, Kentucky 40202
          (Address of principal executive offices)
                    _____________________

  THE HUMANA INC. STOCK BONUS PLAN FOR EMPLOYED PHYSICIANS
                  (Full title of the plan)
                    _____________________



Walter E. Neely                         Copy to:
Vice President, General Counsel and
 Secretary
Humana Inc.                             William G. Strench, Esq.
500 West Main Street                    Hirn Reed & Harper
Louisville, Kentucky 40202              2000 Meidinger Tower
(502) 580-1000                          Louisville, Kentucky  40202
(Name, address and telephone number,    (502) 585-2450
including area code, of agent for service)


                   _______________________

                 CALCULATION OF REGISTRATION FEE
                                    Proposed          Proposed        Amount
Title of             Amount to      maximum           maximum           of
securities             be           offering price    aggregate     registration
to be registered     registered     per share         offering         fee
                                                       price

Common stock, par
value $.16-2/3 per   1,000,000      $19.3125          $19,312,500   $6659.53
share                shares (1)


(1) Plus an indeterminable number of additional shares as may become issuable as a result of any antidilution provisions of the Plan.
(2) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) under the Securities
     Act of 1933 and based on the average of the high and low prices of the Common Stock as reported in the New York Stock Exchange
     Composite Tape on March 4, 1994.

                           PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed by Humana Inc. (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-5975) are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1992 (In light of the spinoff by Registrant of its hospital business and as a result of the accounting treatment of the spinoff, the financial statements included in such 10-K are expressly not incorporated by reference herein. See Item 3(f) for Registrant's financial statements.);

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended November 30, 1992 (In light of the spinoff by Registrant of its hospital business and as a result of the accounting treatment of the spinoff, the financial statements included in such 10-Q are expressly not incorporated by reference herein.), March 31, 1993, June 30, 1993, September 30, 1993, and the Transition Report on Form 10-Q for the period September 1, 1992 to December 31, 1992;

     (c) The Registrant's Current Reports on Form 8-K dated October 20, 1992, November 13, 1992, December 7, 1992, February 18, 1993 and September 1, 1993;

     (d) The description of the Registrant's Common Stock, par value $.16-2/3 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, as such description may be amended or updated;

     (e)  The Registrant's Proxy Statement dated January 22, 1993
("Proxy Statement") filed with the Securities and Exchange Commission on January 25, 1993, pursuant to Rule 14a-6(c) promulgated under the Securities Exchange Act of 1934, as amended, and incorporated by reference as Exhibit 28(a) into the Registrant's Current Report on Form 8-K dated February 18, 1993; and

     (f) The audited consolidated financial statements as of August 31, 1992 and August 31, 1991 and for the three years ended August 31, 1992 (including the notes thereto) of the Registrant (captioned in the Proxy Statement as the financial statements of Humana Health Plans) set forth in
Exhibit 99 to Post-Effective Amendment No. 1, filed February 2, 1994, to the Registration Statement on Form S-8 (Reg. No. 33-49305) filed on January 22, 1993.

     All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Common Stock offered in connection with The Humana Inc. Stock Bonus Plan for Employed Physicians are being passed upon by Hirn Reed & Harper. Certain members of the firm own Common Stock of the Registrant, however, in the aggregate, it is less than 1% of the Common Stock outstanding.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "GCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware, or the court in which such action or suit is brought, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the GCL are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

     Article X of the Company's By-Laws essentially provides for indemnification of directors, officers, employees and agents of the Company to the fullest authorized under Delaware law.

     The Tenth Article of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware GCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has in effect officers and directors liability insurance policies with various insurance companies. The policies provide indemnity to the directors and officers of the Company for loss arising from claims concerning a covered wrongful act where there is no corporate indemnification. The insurance will also reimburse the Company for indemnification it may be required by statute or the Company's By-laws to make to any of its directors and officers in connection with a claim by reason of a wrongful act. The policy covers negligent acts, errors, omissions, or breach of duty by a director or officer. The principal exclusions from coverage include the following: (i) claims involving violations of Section 16(b) of the Securities Exchange Act of 1934; (ii) dishonest acts; and (iii) libel, slander or non-monetary damages. The policy provides for a $500,000 deductible self-insurance retention by the Company. The limit of liability under the policies is $70,000,000 in the aggregate annually for coverage in excess of deductibles and participations.

     The Company has entered into Indemnity Agreements (the "Agreements") with its directors and officers ("Indemnitees"), whereby the Company will indemnify such parties and advance expenses to the fullest extent permitted by Delaware law.

     An Indemnitee will not be entitled to indemnification or advancement of expenses under the Agreements with respect to any proceeding or claim brought or made by the Indemnitee against the Company. If the Indemnitee is not entitled to indemnification of all expenses, he or she may still be indemnified for a portion of the expenses. The determination of entitlement to indemnification under the Agreements will be made by a majority of a quorum of disinterested directors, independent counsel or by the stockholders of the Company. In the event of a change in control of the Company (as defined in the Agreements), the determination of entitlement will be made, if the Indemnitee so elects, by an independent counsel selected by the Indemnitee, and the Company will have the burden of proof to overcome a presumption that the Indemnitee is entitled to indemnification.

     The Agreements further provide that to the extent the Company maintains a liability insurance policy for directors, officers, employees, agents or fiduciaries, the Indemnitee will be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such officer, director, employee, agent or fiduciary under the policy. The Agreements will terminate upon the later of: (a) 10 years after the date the Indemnitee ceases to serve; or (b) the final termination of all pending proceedings covered thereunder.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                   (iii)To include any material information with respect
                    to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the GCL, the Amended and Restated Certificate of Incorporation, the By-Laws of the Registrant and the Agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 9th day of March, 1994.

                              HUMANA INC.


                              By: _______________________________
                                  Walter E. Neely
                                  Vice President, General
                                  Counsel and Secretary

                      POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Walter E. Neely, James E. Murray and Martha E. Clark, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this Registration Statement on Form S-8 (Stock Bonus Plan for Employed Physicians), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


BY:                      ___________________________________________
                         David A. Jones
                         Chairman of the Board,
                         Chief Executive Officer
                         (Principal Executive Officer) and Director
DATE:                    March 9, 1994


BY:                      ____________________________________________
                         Wayne T. Smith
                         President, Chief Operating Officer
                         and Director
DATE:                    March 9, 1994


BY:                      ____________________________________________
                         W. Roger Drury
                         Chief Financial Officer
                         (Principal Financial Officer)
DATE:                    March 9, 1994


BY:                      ____________________________________________
                         James E. Murray
                         Vice President and Controller
                         (Principal Accounting Officer)
DATE:                    March 9, 1994


BY:                      ____________________________________________
                         K. Frank Austen, M.D.
                         Director
DATE:                    March 9, 1994


BY:                      ___________________________________________
                         Michael E. Gellert
                         Director
DATE:                    March 9, 1994

BY:                      ____________________________________________
                         David A. Jones, Jr.
                         Director
DATE:                    March 9, 1994


BY:                      ___________________________________________
                         W. Ann Reynolds, Ph.D.
                         Director
DATE:                    March 9, 1994


BY:                      ___________________________________________
                         John R. Hall
                         Director
DATE:                    March 9, 1994


BY:                      ___________________________________________
                         Irwin Lerner
                         Director
DATE:                    March 9, 1994

Exhibit Index.


4(a) - Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989 as restated pursuant to Item 102(c) of regulation S-T. Exhibit 4.(i) to the Company's Post-Effective Amendment No. 1 filed February 2, 1994 to the Company's Registration Statement on Form S-8 (Reg. No. 33-49305) filed January 22, 1993 is incorporated by reference herein.

4(b)  -  By-Laws as amended.  Exhibit 3(b)(2) to the Company's Current
         Report on Form 8-K (File No. 1-5975) filed March 5, 1993 is incorporated by reference herein.

4(c)  -  Form of The Humana Inc. Stock Bonus Plan for Employed
         Physicians.

4(e)  -  Form of Rights Agreement, dated March 5, 1987, between Humana
         Inc. and Mid-America Bank of Louisville and Trust Company.
         Exhibit 1 to the Form SE for the Registration Statement (File No. 1-5975) on Form 8-A dated March 9, 1987 is incorporated by reference herein.

4(f)  -  Amendment No. 1, dated December 7, 1992, to the Rights
         Agreement.  Exhibit 1.1 to the Company's Form 8 (File No. 1-
         5975) filed December 16, 1992 is incorporated herein by reference.

4(g)  -  Amendment No. 2, dated March 2, 1993, to the Rights Agreement.
         Exhibit 1.2 to the Company's Form 8 (File No. 1-5975) filed March 2, 1993 is incorporated herein by reference.

5     -  Opinion of Hirn Reed & Harper, counsel to the Registrant, as to the validity of the securities registered herein.

23(a) - Consent of Hirn Reed & Harper, counsel to the Registrant, included in 5 above.

23(b) -  Consent of Coopers & Lybrand, independent accountant for the
         Registrant.

24    -  Powers of Attorney (included on the signature page of this
         Registration Statement).

99    -  Audited consolidated financial statements of Humana Health
         Plans. Exhibit 99 to the Company's Post-Effective Amendment No. 1 filed February 2, 1994 to the Company's Registration Statement on Form S-8 (Reg. No. 33-49305) filed January 22, 1993, is incorporated by reference herein.

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